SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: March 9, 2001

                              HART INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                0-12746              33-0661675
    (State of Incorporation)     (Commission           (IRS Employer
                                 File Number)         Identification #)

         21031 Ventura Blvd. Suite 520, Woodland Hills, California 91364
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (818) 702-7900
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Asset Purchase Agreement (the "Agreement") effective December 5, 2000, and its contemplated transaction that closed March 9, 2001 (the "Closing"), Hart Industries, Inc., a Nevada corporation (the "Company" or "HRII"), through its wholly-owned subsidiary Holoworld Acquisition Corporation, a Nevada corporation ("HAC"), acquired all of the assets and properties of Holoworld, Inc., a Delaware corporation ("Holoworld, Inc.") and Alisocor, LLC, a California limited liability company ("Alisocor" and, together with Holoworld, Inc., referred to collectively as "Holoworld") currently used or useful in the conduct of the Holoworld business (the "Business") in exchange for the delivery by HAC of five million (5,000,000) shares of common stock of the Company (the "Acquisition Shares"). As a result, Holoworld gained control of HRII, and will continue to have control until such time as the Acquisition Shares are registered by the Company with the SEC for delivery to the individual entity owners of Holoworld through a liquidating distribution, after which Holoworld, Inc. and Alisocor will be dissolved.

For the purpose of this Form 8-K/A, the terms "we," "our," "us" or similar references mean HRII and HAC unless the context requires otherwise.


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Prior to the Agreement, we had 210,765 shares of common stock issued and outstanding. Upon the Closing of the transaction, we had 6,375,198 shares of common stock outstanding. HRII was incorporated in the State of Utah in 1982 and redomiciled in Nevada effective March 8, 1994.

A copy of the Agreement was filed as an exhibit to the Form 8-K filed prior to this Form 8-K/A, and is incorporated in its entirety herein. The foregoing description is modified by such reference.

The following table contains information regarding the shareholdings of HRII's current directors and executive officers and those persons or entities who beneficially own more than 5% of our common stock:

NAME OF                      AMOUNT OF COMMON STOCK    PERCENT OF COMMON STOCK
STOCKHOLDER                   BENEFICIALLY OWNED(1)       BENEFICIALLY OWNED

Holoworld, Inc.                   3,614,286(2)               56.69% (2)

Alisocor LLC                      1,385,714(2)               21.74% (2)

Sidney Haider,
President, CEO, Director            670,302(3)               10.51% (3)

Zara Haider,
Vice President, Secretary,
Director                            446,868(3)                7.01% (3)

David Lister,                             0                      0%
COO, Director

(1)      Based upon 6,375,198 outstanding shares of common stock.
         (2) Based upon the 5,000,000 shares of HRII common stock received at the Closing, prior to the liquidating distribution to the equity owners of Holoworld, Inc. and Alisocor.
         (3)      Reflects  the amount of shares of HRII common  stock that will be received by this  individual  once the  liquidating
                  distribution to the equity owners of Holoworld, Inc. and Alisocor takes place.

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THE COMPANY'S BUSINESS AND SUBSIDIARIES.

Hart Industries, Inc.

We were originally incorporated on October 29, 1982 in the State of Utah. While we were involved in various research and development activities throughout the 1980's and early 1990's, since December 1992 we have had no operations, assets or liabilities and, accordingly, we were considered a development stage company. On March 8, 1994, we merged with a Nevada corporation, after which we changed our name to Hart Industries, Inc. The shareholders of the Utah corporation exchanged their shares for those of the Nevada corporation. On October 2, 2000, our Board of Directors approved a twenty five-to-one reverse stock split, as a condition to the closing of the Agreement and Acquisition Proposal.

We recorded no operating revenues during the three months ended September 30, 2000 or throughout 1999. Before the consummation of the Acquisition, we had no revenue-producing activities, and virtually no supply of cash or cash equivalents.

HRII intends to change our name to Holoworld, Inc., in addition to obtaining a new symbol for trading in the Over-the-Counter stock market.

Holoworld Acquisition Corporation.
---------------------------------

HAC today owns all of the operating assets of Holoworld, Inc. and Alisocor. Holoworld, Inc. was formed on January 30, 1997, under the laws of the State of Delaware. Holoworld, Inc. was formed for the purpose of organizing, developing and operating themed-entertainment centers (the "Cafes"), designed to offer high-quality family entertainment and dining. Each Cafe would provide fine cuisine of the highest quality, with menu items for adults and children. In addition, each Cafe would feature state-of-the-art video games, virtual reality games, laser-tag mazes, special effects bowling lanes, pool tables, virtual golf, and more.

Currently, through HAC, we are operating a Cafe in Denver, Colorado, and (if sufficient funding can be raised to accomplish it) we are prepared to open new locations under leases we have executed at properties in Texas, New York, and California in the coming year. In order to assist in the development of these specific locations for Cafes, five (5) business entities were created beginning in 1997. Those entities, named HoloZ-I, HoloZ-II, HoloZ Partners, Holoworld III, and Holocor, LLC, were recently subject to an exchange offer (the "Roll Up"), whereby the investors in those five companies exchanged their investments for shares in Holoworld, Inc. The Roll Up was executed during March 1999. To date, over ninety percent (90%) of the original investors have exercised their exchange rights under the Roll Up.

Alisocor, LLC is a California limited liability company that was organized on June 15, 1998. It was originally created in order to facilitate the development of a Cafe location in Aliso Viejo, California, however due to the timing of its creation, it was not subject to the Roll Up. Accordingly, Alisocor is a separate party to the Agreement.

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Beginning in May 2000, Holoworld and HRII entered into discussions about a possible acquisition transaction. On July 11, 2000 Holoworld and HRII entered into a Letter of Intent to engage in a stock for asset acquisition and, on December 5, 2000, Holoworld, Inc., Alisocor, HRII and HAC entered into the Agreement. The Agreement was designed to effect the reorganization of Holoworld into a publicly reporting company through the exchange of not less than ninety percent (90%) of the total issued and outstanding shares of HRII's Common Stock as of the date of the Closing of the transaction, before giving effect to the exercise of any HRII options after the effective date of the Asset Purchase Agreement but prior to the Closing, for all of the combined business and assets of Holoworld.

Now that the Agreement has been consummated, the business of HAC is that which had previously been conducted by Holoworld. HRII does not anticipate conducting any restaurant operations directly out of the Company. We will instead be a holding company for these operations, and we expect to cause our restaurant operations to be conducted by one or more wholly-owned subsidiaries, including HAC.

We are in the process of amending our articles of incorporation to change our name to Holoworld, Inc. We will maintain ourselves as a publicly-reporting company by filing all required periodic reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934. HAC will also change its name to one which is more reflective of its operating business, although an exact name has not yet been chosen.

PROPERTY

We currently maintain our administrative offices at 21031 Ventura Blvd. Suite 520, Woodland Hills, California 91364, which replaces our previous offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660. We lease this space and having been paying rent at the rate of $7,567 per month. While currently on a month-to-month tenancy, we are also currently in the process of negotiating a new lease.

OTHER LEASES

We also have leases for our Holoworld Cafe Themed-Entertainment Centers, including the location we are currently operating near Denver, CO, and for the sites of our future locations in New York, Texas, and California.

DESCRIPTION OF SECURITIES

The Company has an authorized capital of 50,000,000 shares of common stock, $0.01 par value per share. Upon the closing the Agreement, the Company had issued and outstanding 6,375,198 shares of common stock, including the 5,000,000 now held by Holoworld. The Company has no other class of equity securities unauthorized.

OPTIONS AND WARRANTS

In December 2000, one million thirty thousand (1,030,000) options to purchase shares of our common stock were exercised. Currently, there are no options issued and outstanding for shares

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of HRII common stock. However, Holoworld, Inc. currently has 175,000 options issued and outstanding to purchase shares of Holoworld, Inc. common stock, which were issued to various individuals as consideration for services performed for Holoworld. These options may be exercised for One Cent ($0.01) per share at anytime up until 5:00 p.m., Los Angeles time, on December 23, 2008. The existing optionholders of Holoworld, Inc. will be presented with an election to convert their options in Holoworld for common stock of HRII. In the event that any of the Holoworld optionholders do not elect to convert their options to shares of HRII, they will become the holders of options of HRII having the same terms and conditions as their existing Holoworld options.

MARKET FOR HRII's SECURITIES

There is no active market for the common stock of HRII. Its common stock has been sporadically traded in the Over-the-Counter stock market, on the Electronic Bulletin Board, under the symbol "HRII." Since its inception, HRII has never declared nor paid any cash or other dividends on its common stock. On October 16, 2000, HRII's Board of Directors effected a one (1) for twenty-five (25) reverse stock split, resulting in a total of two hundred ten thousand seven hundred sixty five (210,765) shares issued and outstanding. As of May 23, 2001, the price of HRII common stock was $6.00 per share.

MANAGEMENT

As of the Closing of the Acquisition, the officers and directors of HRII and/or HAC are as follows:

Name                 Age              Position

Sidney Z. Haider     33      President, CEO, Chairman of Board of Directors

Zara Haider          38      Vice-President, Secretary, Director

David Lister         41      Chief Operating Officer, Director

Wamiq A. Rahu        39      Director of Special Projects/Games (1)

Gary Coleman         33      Director of Advertising Promotions and Publicity(1)


         (1) Indicates position currently held at HAC, and previously held at Holoworld, Inc.

Biographies

The principal occupations of the directors and principal officers of HRII and/or HAC for at least the past five years are as follows:

Sidney Haider. President, Chief Executive Officer and Chairman of Board of Directors since March 2001. Mr. Haider served asPresident, Chief
Executive  Officer and Chairman of Board of


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


Directors of Holoworld, Inc. from January 1997 to the present. Mr. Haider served as President and Chief Financial Officer for Everest Capital from December 1994 to December 1996. Everest Capital was a marketing company developed to assist internet-based online companies in their marketing and capital needs. Mr. Haider has a Bachelor of Science degree in Mechanical Engineering from NED University of Engineering and Technology, Pakistan.

Zara Haider. Vice-President, Secretary, and Director since March 2001. Mrs. Haider served as Vice-President, Secretary, and Director of Holoworld, Inc. since January 1997 to the present. Mrs. Haider served as manager of E-Z Travel from March 1993 to September 1996. E-Z Travel was an international and domestic travel and tourism business. Mrs. Haider has Bachelor of Arts degree in Literature from St. Joseph College, Pakistan.

David Lister. Chief Operating Officer since March 2001. Mr. Lister has served as the Chief Operating Officer of Holoworld, Inc. since February of 2001. Mr. Lister served in a consulting capacity to Holoworld, Inc. from August 1998 to January 2001. From 1990 to 1998, Mr. Lister served as President of Starcom Television Services, Inc., a television post-production business. Mr. Lister has a high school diploma from Thousand Oaks High School in California.

Wamiq A. Rahu. Director of Special Projects/Games of HAC since March 2001. Director of Special Projects/Games of Holoworld, Inc. since March 1997. Mr. Rahu served as manager for Denny's Restaurants from 1995 to February 1997. He has a Bachelor of Science degree in Management from PECHS Foundation College, Pakistan.

Gary Coleman.  Director of  Advertising  Promotions  and Publicity of HAC since
March, 2001. Director of Advertising Promotions and Publicity of Holoworld, Inc. since Jan 1998. Mr. Coleman has been an actor and involved in the entertainment industry since 1975. He has a high school diploma.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A GREAT DEAL OF RISK, AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION FILED BY OUR COMPANY.

                       Risk Associated with Our Business.

Limited Operating History. Our Company has a limited operating history and lacks any history of profitable operations. We have spent considerable effort in developing what Management believes to be a viable business plan for the themed-entertainment/restaurant industry segment. However, there can be no assurance that our proposed activities will be successful or will sustain profitability. The likelihood of the continued success and growth of our Company must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including but not limited to, uncertainty as to development of markets and acceptance of our products, the problems and

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

expenses of new product development and competition from companies with much larger resources than our Company. There can be no assurance we will ever be able to continue generating revenues or achieve sustained profitability on a substantial basis. Potential investors should be aware of the problems, delays expenses and difficulties encountered by any new enterprise in its development stage, and particularly those experienced by themed-entertainment centers and restaurants, especially in view of the intense competition that we are anticipated to encounter in its various markets. No independent facts exist at this time upon which to base an assumption that the business plan will prove successful and, if not, all investors may stand to lose all or a substantial portion of their investment.

No Profits; Future Revenues Unpredictable. Holoworld has incurred net operating losses and negative cash flows from operating activities since its inception. Neither Holoworld nor our Company has generated significant revenues to date, and we expect to incur increasing net operating losses and negative cash flows for the foreseeable future. We will incur direct expenses associated with the development and operation of our entertainment centers and branding campaign and indirect expenses from promotional arrangements with some of our strategic partners. We expect that our future agreements and promotional arrangements with our strategic partners may require us to pay consideration in various forms, including the payment of endorsements, appearance fees and other significant amounts, whether or not services are used under these agreements. In addition, some promotional arrangements and revenue sharing agreements may require us to make payments that vary based on a case-by-case basis. These revenue sharing agreements, promotions and other arrangements may require our Company to incur significant expenses and we cannot guarantee that we will generate sufficient revenues to offset these expenses. We intend to use a significant portion of the proceeds from the Acquisition to fund our business development efforts. We cannot be certain that we can achieve sufficient revenues in relation to our expenses to become profitable, or if we do, that we will be able to sustain such profitability in the future.

Acceptance of Holoworld's Themed-Entertainment Centers. The ability of our Company to sustain corporate growth depends not only on providing quality, cutting-edge entertainment, but on achieving acceptance in the marketplace of the concepts developed by us. Consumers' preferences both for restaurants and for entertainment centers are difficult to predict, and are often very changeable, and only a small number of themed-entertainment centers have established sustained market acceptance. Our success will depend upon the development, marketing and expansion of our themed-entertainment centers/restaurants and, ultimately, upon their acceptance by the consumer-bases comprising each specific market location. In addition, we may in the future prepay royalties to third parties, for concepts licensed by it for use in our facilities. There can be no assurance that the revenue from the entertainment centers associated with such royalties will be sufficient to cover the amount of these prepayments. We may experience delays in introducing, developing and expanding our entertainment centers. Any significant delays in entertainment-center development could cause us to miss an important season with a corresponding loss of competitive advantages and revenues.

Need for Additional Capital. Our financial resources are limited, and the amount of funding that we will require to develop and commercialize our entertainment centers is highly uncertain. Adequate funds may not be available when needed or on terms satisfactory to us. Lack of funds

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may cause us to delay, reduce and/or abandon some or all aspects of our expansion program. Our successful transition to profitable operations is dependent upon obtaining adequate financing to fund current operations. In the event we fail to raise additional funds, and fail to generate any additional revenues from operations, we may not be able to meet all of our obligations from cash flow. There can be no assurances that we will be able to raise any funds in the near future, that any additional sources of financing will be available from any external sources on terms favorable to us or at all or that our business will ever achieve profitable operations. Further, any additional financing, if necessary, may be issued with rights and privileges senior to those of our common stock, and/or result in significant dilution to the current holders of the common stock. In the event we do not receive any such financing or generate profitable operations, Management's only options may be to suspend or discontinue our business activity in its present form.

Legal Proceedings. Holoworld, Inc., the business entities related to Holoworld that were subject to the Roll Up, Sidney Haider, and/or other parties, are currently (and have been) involved in various legal proceedings related to the alleged violation of state and/or federal securities laws, based upon its offering and sale to investors of the securities of Holoworld and/or its affiliates without being in compliance with Regulation D and without registration. For each of the matters, the relevant defendants or respondents have retained counsel and/or intend to fully comply with any orders or negotiated settlements. Cease and desist orders have been issued in Alabama, Arkansas, Hawaii, Iowa, Kansas, and Pennsylvania. Investigations have previously been conducted in Missouri, Minnesota, North Carolina, Virginia, and Washington, and are currently pending in Idaho, Iowa, and Montana. In addition, the SEC and FTC conducted investigations in 1998. Each of these matters may be an impediment to future funding of the Company, and may limit or restrict the types of capital raising activities we may pursue.

Small Number of Themed-Entertainment Centers. We currently operate one (1) Themed-Entertainment Center. While we plan to open as few as one (1) and as many as four (4) additional locations during 2001, the combination of the relatively small number of locations and the significant investment associated with each new Themed-Entertainment Center may cause our operating results to fluctuate significantly and adversely affect the profitability of our company. Due to this relatively small number of locations, poor results of operations at any one Themed-Entertainment Center could materially affect the profitability of our entire company. New Themed-Entertainment Center may experience a drop in revenues after their first year of operation, and we do not expect that in subsequent years any increases in comparable location revenues will be meaningful. Future growth in revenues and profits will depend to a substantial extent on our ability to increase the number of our Themed-Entertainment Centers. Because of the substantial up-front financial ___ requirements which are described elsewhere in this section, ___ the investment risk related to any one Themed-Entertainment Center is much larger than that associated with most other companies' restaurant or entertainment venues.

Potential Fluctuations in Results of Operations. Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control. Factors that affect our quarterly and annual operating results include, among other things, the following:

         -     our ability to establish and strengthen brand awareness;

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         -     our success in promoting our products, services and
               themed-entertainment concepts; ? the amount and timing of costs relating to our marketing efforts or other initiatives;
         - our ability to enter into favorable contracts with landlords, developers, vendors and other parties;
         - the amount of fees we may be required to pay for service agreements and promotional arrangements, and our other costs to expand our operations;
         -     our  ability to compete in a highly competitive market; and,
         - the economic trends specifically affecting the entertainment business, as well as general economic conditions overall in the markets we serve.

As a result of our operating history and the emerging nature of the markets in which it competes, it is difficult for us to forecast our revenues or earnings accurately. As a result, our quarterly and annual revenues and operating results are, to a significant extent, dependent on the procurement of customers, as well as on our ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Further, as a strategic response to changes in the competitive environment, we may from time to time make some pricing, services or marketing decisions that could have a materially adverse effect on our business, results of operations and financial condition.

Dependence On Discretionary Spending. Our profits are dependent on discretionary spending by consumers, particularly by consumers living in the communities in which our entertainment centers are or will be located. A significant weakening in the national economy, or in any of the local economies in which we may operate, could cause our patrons to curtail discretionary spending which, in turn, could have a materially adverse effect on our revenues and profitability.

Competition. The themed-entertainment/restaurant sectors in general are extremely competitive. Our primary competitors range from small, independent companies with limited resources to larger companies (such as Dave & Busters and Rainforest Cafe), with greater financial, technical and marketing resources than us. We predict that the number of competitors in the industry will continue to increase. We expect that existing entertainment centers with greater resources than ours will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising and sales policies than we can. There can be no assurance that we will be able successfully to compete with current or future competitors, or that competitive pressures faced by us will not materially and adversely affect our business, operating results, financial conditions and future prospects.

Dependence on Key Personnel. Our success depends to a significant extent upon the efforts and abilities of our key personnel, including Sidney Haider, President and Chief Executive Officer, as well as other key creative, technical, financial and strategic marketing personnel. Competition for highly qualified personnel is intense. The loss of any executive officer, manager or other key employee could have a materially adverse effect upon our business, operating results and financial condition, and there is no assurance that all or any of these key employees could be replaced if they left our Company. No assurances can be given that a replacement for Mr. Haider could be located if his services were no longer available. Currently, we have in place

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a One Million Dollar ($1,000,000) key-man life insurance policy covering Mr.
Haider, in addition to a separate, One Million Dollar ($1,000,000) officers and directors insurance policy, but there can be no assurance that we will be able to cover the premiums or maintain these policies indefinitely, or that even if they are maintained and called upon in the future, that they will be adequate to offset any economic effects experienced by us should any one or more of our key employees become deceased.

Dependence on Collaborative Arrangements. The development and commercialization of our entertainment centers depends in large part upon our ability selectively to enter into and maintain collaborative arrangements with, among others, sponsors, advertisers, licensees, and celebrities. We plan to enter into collaborative relationships with a number of parties, and will attempt to have these collaborations governed by negotiated written agreements. There can be no assurance that we will obtain favorable terms and conditions in the agreements it must enter into, and if any of these agreements are not reduced to writing, there can be no assurance that their terms and conditions will be legally enforceable. There can be no assurance that disputes will not arise between us and one or more of our collaborative partners regarding their respective rights and obligations under these collaborative arrangements. Furthermore, there can be no assurance that one or more of our collaborative partners will not, for competitive reasons, support, (directly or indirectly) a company or product that competes with our Company.

Dependence on Ability to Contract. The success of our Company is dependent on our ability to contract with reliable suppliers at competitive prices. In order to maximize operating efficiencies, we have entered into arrangements with major foodservice suppliers pursuant to which we obtain products used by us. Although we may be able to obtain competitive products and prices from alternative suppliers, an interruption in the supply of products delivered by these food suppliers could adversely affect our operations in short term.

Long-term Leases. We may be forced to enter into long-term, non-cancelable leases for our Themed-Entertainment Centers, under which we would be obligated to make payments for the length of the term. These leases may be non-cancelable by us (except in limited circumstances) and may range in term from 7 to 15 years. We will likely be required to enter into such long-term, non-cancelable leases for any future restaurants we develop. If we decide to close any of our Themed-Entertainment Centers, we may nonetheless be committed to perform our obligations under the applicable lease, which would include, among other things, payment of the applicable base rent for the balance of the respective lease term. Such continued obligations increase our chances of closing a restaurant without receiving an adequate return on the investment.

Risks That Affect The Restaurant Industry In General. A variety of factors over which we have no control may affect the ownership and operation of our Themed-Entertainment Centers. These factors include the following:

         - adverse changes in national, regional, or local economic or market conditions;
         -     increased costs of labor or food products;
         -     fuel and other price increases;
         -     competitive factors; and

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         -     the number, density, and location of :
                  -   competitors;
                  -   changing demographics;
                  -   changing traffic patterns;
                  -   changing consumer tastes, habits, and spending priorities;
                  -   the cost and availability of insurance coverage;
                  -   management problems;
                  -   uninsured losses;
                  -   limited alternative uses for properties and equipment;
                  -   changes in government regulation; and
                  -   weather conditions.

Third parties may file lawsuits against us based on discrimination, personal injury, claims for injuries or damages caused by serving alcoholic beverages to an intoxicated person or to a minor, or other claims. As a multi-unit restaurant operator, our business could be adversely affected by publicity about food quality, illness, injury, or other health and safety concerns or operating issues at one restaurant or a limited number of restaurants operated under the same name, whether or not we actually own or manage the restaurants in question. We cannot predict any of these factors with any degree of certainty. Any one or more of these factors could have a material adverse effect on our business.

Various federal, state, and local laws affect the business of Holoworld. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites. These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies. City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire restaurants in desired locations and could result in costly delays. In addition, restaurant operations are subject to the following:

          -    licensing and regulation by state and local departments relating to health, sanitation, safety standards, and fire codes;
          -    federal and state labor laws, including applicable minimum wage requirements, tip credit provisions, overtime regulations, workers' compensation insurance rates, unemployment and other taxes, working and safety conditions, and citizenship requirements; and
          -    state and local licensing of the sale of alcoholic beverages.

The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business. In addition, an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could adversely affect our business. We are also subject to the Americans with Disabilities Act of 1990 that, among other things, may require us to install certain fixtures or accommodations in new restaurants or to renovate existing restaurants to meet federally mandated requirements.

Sales of alcoholic beverages represent an important source of revenue for each of our restaurants. The temporary suspension or permanent loss or the inability to maintain a liquor license for any

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restaurant would have an adverse effect on the operations of that restaurant. We do not plan to open a restaurant in any location for which we believe we cannot obtain or maintain a liquor license.

Expansion Dependant Upon Manner Factors. The ability to open new themed-entertainment centers, or the possibility of acquiring existing restaurant facilities, depends upon our ability to identify and acquire restaurants on satisfactory terms and conditions. The opening of new restaurants depends upon our ability to do the following:

     -    locate suitable sites in terms of:
          -    favorable population characteristics,
          -    density and household income levels,
          -    visibility, accessibility, and traffic volume,
          - proximity to demand generators, including shopping malls, lodging, and office complexes, and
          -    potential competition;
     - obtain financing for construction, tenant improvements, furniture, fixtures, and equipment;
     -    negotiate acceptable leases or terms of purchase;
     - secure liquor licenses and zoning, environmental, health, and similar regulatory approvals;
     -    recruit and train qualified personnel; and
     -    manage successfully the rate of expansion and expanded operations.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes or work stoppages, adverse weather conditions, and various acts of God may also affect the opening of new restaurants. Newly opened restaurants may operate at a loss for a period following their initial opening. The length of this period will depend upon a number of factors, including the following:

     -    the time of year the restaurant is opened,
     -    sales volume, and
     -    our ability to control costs.

We may not successfully achieve our expansion goals. Additional restaurants that we develop or acquire may not be profitable. In addition, the opening of additional restaurants in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing restaurants in those markets.

Legal Protection of Intellectual Property. We regard the protection of our copyrights, patents, service marks, trademarks and trade secrets as critical to its future success, and relies (and in future will rely) on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect its intellectual property and other proprietary rights in products and services. We intend to enter into confidentiality agreements with our employees and contractors, and nondisclosure agreements with parties with which we conduct business in order to limit access to, and disclosure of, our proprietary information.

There can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property and proprietary rights will prove sufficient to prevent misappropriation of them, or to deter independent third-party development of similar rights which may infringe upon ours. We plan to pursue the registration of its trademarks, service marks and copyrights in the United States and internationally to the extent feasible, however, effective trademark, service mark, copyright and trade secret protection may not be economically viable, and even if it is, we may not have the financial capacity in the future to protect, enforce and defend its rights against competitors with greater resources.

It is possible that in the future, we may license some of our proprietary rights, such as trademarks or copyrighted material, to third parties. While we will attempt to ensure that the quality of our brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of our proprietary rights or reputation, which could have a materially adverse effect on our business, results of operations, financial condition and future prospects.

To date, we have not been notified that our intellectual properties infringe the proprietary rights of any third party, but there can be no assurance that third parties will not claim infringement by us with respect to the past, current or future use of these rights. Any such claim, whether meritorious or not, could be time-consuming, result in costly legal proceedings and/or settlement arrangements, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim could have a materially adverse effect upon our business, results of operations, financial condition and future prospects.

International Expansion; License Agreements. If we are able to execute our current business plan and establish approximately fifteen to twenty themed-entertainment centers in the United States, our business plan then calls for pursuing agreements to license the Holoworld name and concept in foreign countries. We do not have any current plans to invest our own capital in any foreign operations. Our concept is untested outside the United States, and no assurance can be given that international locations, even if they can be obtained under favorable conditions, would be successful. In addition, our continued success is dependent to a substantial extent on our reputation, and our reputation may be affected by the performance of licensee-owned Themed-Entertainment Centers over which we will have limited control. Any international operations of our Company will also be subject to certain external business risks such as exchange rate fluctuations, political instability and a significant weakening of a local economy in which a foreign Themed-Entertainment Center is located. Certain provisions in a license agreement for the benefit of our Company may be subject to restrictions in foreign laws that limit our ability to enforce such contractual provisions. In addition, it may be more difficult to register and protect our intellectual property rights in certain foreign countries.

Management of Potential Growth. We anticipate that, if our business plan can be implemented as desired, a period of significant expansion will be required to address potential growth in our customer base, market opportunities and personnel. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base effectively. We also will be required to expand our finance, administrative and operations staff. Further, we anticipate entering into relationships with various strategic partners, and other third parties necessary to our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that Management will be able to hire, train, retain, motivate and manage required personnel for expanded operations, or that Management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. Our failure to manage growth effectively would have a materially adverse effect on our business, results of operations, financial condition and future prospects.

Government Regulation. The restaurant industry is subject to extensive government regulation which could negatively impact our Business. Such regulation is imposed by various government agencies, including state and local licensing, zoning, land use, construction and environmental regulations and various regulations relating to the preparation and sale of food and alcoholic beverages, sanitation, disposal of refuse and waste products, public health, safety and fire standards, minimum wage requirements, workers compensation and citizenship requirement. To the extent that we may choose to offer and sell franchises to potential licensees, we are also subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on non-competition provisions and termination or non-renewal of a franchise. Any change in the current status of such regulations, including an increase in employee benefits costs, workers' compensation insurance rates, or other costs associated with employees, could substantially increase our compliance and labor costs. Because we pay many of our restaurant-level personnel rates based on either the federal or the state minimum wage, increases in the minimum wage would lead to increased labor costs. In addition, our operating results would be adversely affected in the event we fail to maintain our food and liquor licenses. Furthermore, restaurant operating costs are affected by increases in unemployment tax rates, sales taxes and similar costs over which we have no control. We may also be subject in certain states to "dram-shop" statutes, which provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.

                        Risks Associated with Our Stock.

Limited Trading Market. There is a limited public trading market for HRII common stock on the OTC Bulletin Board. There is no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. As is the case with the securities of many emerging companies, the market price of our common stock may also be highly volatile. Factors such as operating results and announcements by us, or our competitors, of new products or services, may significantly impact the market price of our securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the securities of many companies have experienced wide fluctuations not necessarily related to the operating performance of such companies.

Inability to Control Sales of Large Blocks of Stock. Some of the capital-raising activities we have previously engaged in, and that we may be required to engage in in the future to obtain needed funds, as well as the distribution of free-trading shares of HRII to equity owners of Holoworld, Inc. and Alisocor upon the liquidation of those companies, have resulted in (and may in the future result in) large blocks of stock being held by professional investors and others who may from time to time release such shares into the market place in a manner which could have a highly depressive effect on the public market and valuation of our shares at any given time and for any given period. Ultimately (other than with respect to shares held by or on behalf of our management), we have no control over the schedule or timing of how these shares may be sold in the future, nor will it likely have knowledge of such releases, and therefore our stock prices may be affected significantly in the future by such activities which, in some circumstances, could have a material and adverse impact on the stock price of our shares for a long time. If this were to happen, it could materially affect our ability to raise funds under favorable terms (or at all) in the future.

The Market Price of Our Common Stock May Be Volatile. Historically, the market price of our common stock has been volatile. In the future, the market price of our common stock will be subject to wide fluctuations as a result of a variety of factors, including the following:

     - quarterly variations in our operating results or those of other restaurant companies;
     -    changes in analysts' estimates of our financial performance;
     - changes in national and regional economic conditions, the financial markets, or the restaurant industry;
     -    natural disasters; or
     - other developments affecting our business or other restaurant companies.

The trading volume of our common stock has been limited, which may increase the volatility of the market price for our stock. In addition, the stock market has experienced extreme price and volume fluctuation in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performances of these companies.

Management Control of Voting Power. As of the date of this filing, the Management controls a significant portion of our common stock through its equity holdings of Holoworld, Inc. and Alisocor, and its options to purchase shares of our common stock. As a result, the Management has significant voting power in our Company.

Adverse Affect of Existing Stock Options. Stock options to purchase 1,205,000 shares of our common stock, are currently outstanding. During the terms of those options, the holders of those securities will have the opportunity to profit from an increase in the market price of our common stock. The existence of these options may adversely affect the terms on which we can obtain additional financing in the future, and the holders of these options can be expected to exercise those options at a time when, in all likelihood, we would be able to obtain additional capital by offering shares of common stock on terms more favorable to it than those provided by the exercise of those options.

No Dividends. We may not pay dividends on our common stock, in which event your only return on investment, if any, will occur on the sale of your investment. To date, we have not paid any cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Rather, we intend to use any future earnings to fund the operations of the Business and to finance the development and opening of additional Themed-Entertainment Centers. Accordingly, the only return on an investment in our common stock will occur upon its sale.

Assignment of Rights and Privileges to Currently Undesignated Shares. Pursuant to its authority to designate and issue shares of HRII common stock as it deems appropriate, our board of directors may assign rights and privileges to currently undesignated shares which could adversely affect your rights as a common shareholder. Our authorized capital consists of fifty million (50,000,000) shares of common stock, the only class of stock in our authorized capital. The Board of Directors of HRII, without any action by the shareholders, may designate and issue shares in such classes or series (including classes or series or preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. As of March 31, 2001, we had six million three hundred seventy-five thousand one hundred ninety-eight (6,375,198) shares of common stock outstanding. The rights of holders of preferred stock and other classes of common stock that may be issued could be superior to the rights granted to the current holders of our common stock. The Board of Director's ability to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) The Agreement, effective December 5, 2000 and with a closing date of March 9, 2001, provided for the acquisition (the "Acquisition") of the combined on-going businesses and assets of Holoworld through an exchange (the "Exchange") of assets for stock of HRII. The Exchange of assets for stock was designed to result in the reorganization of Holoworld into a publicly-reporting corporation. To effect the Acquisition, HRII caused HAC, its wholly-owned subsidiary, to acquire all of the assets and Business of Holoworld, Inc. and Alisocor, as currently being conducted. In consideration of the Acquisition of the combined assets and Business from Holoworld, HRII delivered to Holoworld 5,000,000 shares of its common stock, which consisted of an amount of shares equal to or greater than ninety percent (90%) of the total issued and outstanding shares of HRII's common stock as of the closing date of the Agreement, before giving effect to the exercise of any HRII options after the effective date of the Agreement but prior to the closing date. Holoworld now owns a controlling interest the Company.

(b) Holoworld organizes, develops and operates themed-entertainment centers (the "Cafes"), designed to offer high-quality family entertainment and dining. The Cafes provide fine cuisine of the highest quality, with menu items for adults and children. In addition, each Cafe features state-of-the-art video games, virtual reality games, laser-tag mazes, special effects bowling lanes, pool tables, virtual golf, and more. Currently, Holoworld, Inc. is operating a Cafe in Denver, Colorado, and (if sufficient funding can be raised to accomplish it) is prepared to open new locations in Texas, New York, and California in the coming year. The Business and assets acquired by HRII though HAC are those used in the normal course of business of Holoworld, and will continue to be used in that normal course of business by the Company.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

We have entered into two (2) separate Advisory Agreements as of the date of the Closing. One of these agreements is with NewBridge Capital Inc., and the other is with Fred G. Luke individually (collectively, the "Advisor"). Both Agreements are for financial advisory services on behalf of HRII in connection with the Acquisition and Exchange. Mr. Luke and some of his affiliates were controlling or significant owners of the total issued and outstanding common stock of HRII prior to the Acquisition. The services to be provided by the Advisors under the Advisory Agreements are delineated in the Advisory Agreements, which are both included as exhibits to this Form 8-K.

For the services described above, the Advisory Agreements provide for compensation of the Advisor with a monthly fee equal to Five Thousand Dollars ($5,000) in the aggregate, payable monthly in advance in cash. The initial term of the Advisory Agreements is for two (2) years, with an effective date retroactive to the date the services were first performed by the Advisors, which was on or about December 1, 2000. At the conclusion of the initial term, the Advisory Agreement will automatically be extended on an annual basis unless the Advisors or HRII serve written notice on the other party terminating the Advisory Agreement.

ITEM 6.           RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Pursuant to the terms of the aforementioned Agreement, we have accepted the resignation of Jon Lawver, the Company's sole Director and Officer as of the time of the Closing and appointed the officers and directors listed above.

ITEM 7.  FINANCIAL STATEMENTS

(a) Set forth on Pages F-1 to F-15 is the following financial information relating to Holoworld, Inc. reflecting the recapitalization:

  F-1       INDEPENDENT AUDITORS' REPORT

  F-2       BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999 (COMBINED)

  F-3 STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 (COMBINED)

  F-4 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 (COMBINED)

  F-5 - 6 STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 (COMBINED)

  F-7 - 15  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000

(b) Set forth on Pages F-16 to F-23 is the following financial information relating to Aliscor, LLC

  F-16      INDEPENDENT AUDITORS' REPORT

  F-17      BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999

  F-18 STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND THE PERIOD FROM JUNE 15, 1998 (INCEPTION) TO DECEMBER 31, 2000

  F-19 STATEMENT OF CHANGES IN MEMBERS' EQUITY FOR THE PERIOD FROM JUNE 15, 1998 TO DECEMBER 31, 2000

  F-20 STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND THE PERIOD FROM JUNE 15, 1998 (INCEPTION) TO DECEMBER 31, 2000

  F-21 - 23 NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000 AND 1999




ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

(a) On December 5, 2000, HRII announced that it had agreed to purchase the assets and business interests of Holoworld Inc. The press release from that date is being filed as an exhibit to this Form 8-K.

(b) On March 14, 2001, HRII announced that it had acquired Holoworld. The press release from that date is being filed as an exhibit to this Form 8-K.

EXHIBITS

2.1* Asset Purchase Agreement dated December 5, 2000, between Hart Industries, Inc. Holoworld Acquisition Corporation, Holoworld, Inc. and Alisocor, LLC

5.1* Opinion of Feldhake, August & Roquemore LLP, dated March 7, 2001, as to the ability of Holoworld, Inc. to perform the Asset Purchase Agreement.

10.16* Employment Agreement dated April 14, 1998, between Gary Coleman and Holo-World, Inc.

10.17* Employment Agreement dated April 14, 1998, between Ali Rahu and Holo-World, Inc.

10.18* Advisory Agreement dated March 7, 2001, between NewBridge Capital, Inc. and Hart Industries, Inc.

10.19* Advisory Agreement dated March 7, 2001, between Fred G. Luke and Hart Industries, Inc.

10.20** Advisory and Management Agreement with NuVen Advisors, Inc., a Nevada Corporation

10.21 Real Estate Lease, dated September 25, 1998, between M&Z Valley Associates, LLC and Holoworld, Inc. (filed herewith)

10.22 Lease, dated March 15, 1999, between Marq E Houston Development and Holoworld, Inc. (filed herewith)

10.23 Lease, dated July 1, 1999, between Park Meadows Village II, LLC and HoloWorld, Inc. (filed herewith)

10.24 Lease Agreement, dated March 22, 2000, between Outlet Shops at Camarillo Limited Partnership and Holoworld, Inc. (filed herewith)

10.25 Agreement, dated April 5, 2000, between NAMCO Cybertainment, Inc. and Holoworld (filed herewith)

10.26 Standard Shopping Center Lease, dated December 12, 2000, between EclekCo L.L.C. and HoloWorld, Inc. (filed herewith)

17.1* Action of the Directors Taken by Written Consent evidencing the resignation of director

23.1*      Consent of Feldhake, August & Roquemore LLP

99.3* Press release issued by Hart Industries, Inc. and announcing the purchase of the assets of Holoworld, Inc.

99.4* Press release issued by Hart Industries, Inc. and announcing the acquisition of the assets of Holoworld, Inc.
--------------------
*  Previously filed on Form 8-K, March 26, 2001.
**Previously filed on Form 10-KSB, April 16, 2001

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                By:Sidney Haider

                                              /s/ Sidney Haider
                                              -----------------
                                                  Sidney Haider
                                                  President
 Date: May 25, 2001

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)




                                    CONTENTS


PAGE   F-1     INDEPENDENT AUDITORS' REPORT

PAGE   F-2     BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999 (COMBINED)

PAGE   F-3     STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2000
                  AND 1999 (COMBINED)

PAGE   F-4     STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE YEARS
                  ENDED DECEMBER 31, 2000 AND 1999 (COMBINED)

PAGE   F-5-6   STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2000
                  AND 1999 (COMBINED)

PAGES  F-7-15  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000

                                ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE   F-16       INDEPENDENT AUDITORS' REPORT

PAGE   F-17       BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999

PAGE   F-18       STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                    2000, 1999 AND THE PERIOD FROM JUNE 15, 1998 (INCEPTION) TO DECEMBER 31, 2000

PAGE   F-19       STATEMENT OF CHANGES IN MEMBERS' EQUITY FOR THE PERIOD FROM
                    JUNE 15, 1998 TO DECEMBER 31, 2000

PAGE   F-20       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
                    2000, 1999 AND THE PERIOD FROM JUNE 15, 1998 (INCEPTION) TO DECEMBER 31, 2000

PAGES  F-21 - 23  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000 AND 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  Holoworld, Inc.

We have audited the accompanying balance sheets of Holoworld, Inc. (formerly Holoworld, Inc. and Affiliates) as of December 31, 2000 and 1999 (combined) and the related statements of operations, changes in shareholders' deficiency and cash flows for the years ended December 31, 2000 and 1999 (combined). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Holoworld, Inc. (formerly Holoworld, Inc. and Affiliates) as of December 31, 2000, and 1999 (combined) and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999 (combined) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has recurring losses of $9,918,402, a working capital deficiency of $4,309,049, a stockholders' deficiency of $138,852 and pending state administrative actions at December 31, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG & COMPANY, P.A.


Los Angles, California
March 23, 2001

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                              1999
                                                 2000      (Combined)
                                              -----------  -----------
CURRENT ASSETS
 Cash                                        $    16,857  $    71,693
 Short-term investments                           51,786            -
 Accounts receivable                              22,775            -
 Inventories                                      31,076       13,783
                                             -----------  -----------
   Total Current Assets                          122,494       85,476
                                             -----------  -----------
PROPERTY AND EQUIPMENT - NET                   3,925,127    1,455,669

OTHER ASSETS
 Restricted cash                                   8,122        7,726
 Security deposits                               265,950      292,499
 Loans receivable -
 related parties                                 165,809      172,283
                                             -----------  -----------
   Total Other Assets                            439,881      472,508
                                             -----------  -----------
TOTAL ASSETS                                 $ 4,487,502  $ 2,013,653
                                             ===========  ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Cash overdraft                              $    53,467  $    71,983
 Accounts payable and accrued
  expenses                                     1,040,737    1,082,545
 Line of credit                                   45,370            -
 Loans and notes payable                          99,765       56,636
 Loans payable - related company               3,130,388    1,875,986
 Capital lease obligations - current portion      61,816       68,728
                                             -----------  -----------
   Total Current Liabilities                   4,431,543    3,155,878

LONG TERM LIABILITIES
 Capital lease obligations                       194,811       23,021
                                             -----------  -----------

TOTAL LIABILITIES                              4,626,354    3,178,899
                                             -----------  -----------

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $0.001 par value,
  10,000,000 shares authorized,
  6,101,787 and 283,636 issued and
  outstanding, respectively                        6,102          284
 Common stock, $0.001 par value,
  50,000,000 shares authorized,
  25,263,160 and 23,811,343 shares issued
  and outstanding, respectively                   25,263       23,881
 Additional paid-in capital                    9,764,785    6,296,771
 Accumulated deficit                          (9,918,402)  (7,438,782)
                                             -----------  -----------
                                                (122,252)  (1,117,846)
 Less Subscriptions receivable                   (16,600)     (47,400)
                                             -----------  -----------

TOTAL STOCKHOLDERS' DEFICIENCY                  (138,852)  (1,165,246)
                                             -----------  -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIENCY                    $ 4,487,502  $ 2,013,653
                                             ===========  ===========

                 See accompanying notes to financial statements.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                             1999
                                                2000       Combined)
                                            -----------   -----------

NET REVENUE                                 $   503,723   $   342,741

COST OF SALES                                   338,861       334,855
                                            -----------   -----------
GROSS PROFIT                                    164,862         7,886

SELLING, GENERAL AND ADMINISTRATIVE           2,245,295     1,864,385
                                            -----------   -----------

LOSS FROM OPERATIONS                         (2,080,433)   (1,856,499)
                                            -----------   -----------

OTHER INCOME (EXPENSE)
  Interest expense                              (34,60        (35,115)
  Interest income                                 3,698         1,124
  Management fee income                         120,000       120,000
  Gain from writedown of capital
    liability                                    21,653             -
  Loss on asset disposal                       (509,935)            -
                                            -----------   -----------

     Total Other Income (Expense)              (399,187)       86,009
                                            -----------   -----------

NET LOSS                                    $(2,479,620)  $(1,770,490)
                                            ===========   ===========

NET LOSS PER COMMON SHARE -
 BASIC AND DILUTED                          $     (0.10)  $     (0.08)
                                            ===========   ===========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - BASIC AND DILUTED             24,528,846    23,334,030
                                            ===========   ===========

                See accompanying notes to financial statements.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 (COMBINED)



                                                              Additional  Partner                Subscrip-  Accumul-
                          Preferred Stock     Common Stock      Paid-In   Capital     Capital      tion      ated
                            Shares  Amount   Shares   Amount    Capital     Net         Net     Receivable  Deficit         Total
                          --------- ------ ---------- ------- ---------- ----------  ----------  --------  -----------  ----------
Balance, December
 31, 1998                         - $    - 16,600,496 $16,600 $        - $2,524,578  $3,217,221  $(16,600) $(5,668,292) $   73,507

Common stock issued
 in exchange for
 Holoz I
 Partnership                      -      -    329,910     330    331,866   (332,196)          -         -            -           -

Common stock issued in
 exchange for Holoz II
 Partnership                      -      -    359,415     359    351,458   (351,817)          -         -            -           -

Common stock issued in
 exchange for Holocor,LLC         -      -  3,864,084   3,864  3,213,357          -  (3,217,221)        -            -           -

Common stock issued in
 exchange for Holoworld III       -      -  2,016,756   2,017  1,838,548 (1,840,565)          -         -            -           -
Common stock issued for
 cash, net of offering
 costs                            -      -    710,682     711    437,026          -           -   (30,800)           -     406,937

Preferred stock issued
 for cash                   283,636    284          -       -    124,516          -           -         -            -     124,800

Net loss 1999                     -      -          -       -          -          -           -         -   (1,770,490) (1,770,490)
                          --------- ------ ---------- ------- ----------  ---------  ---------- ---------    ---------- ----------
Balance, December
 31, 1999                   283,636    284 23,881,343  23,881  6,296,771          -           -   (47,400)  (7,438,782) (1,165,246)

Preferred stock issued
 for cash                 5,818,151  5,818          -       -  3,520,968          -           -         -            -   3,526,786

Common stock issued
 for cash                         -      -  1,381,817   1,382  1,228,215          -           -    30,800            -   1,260,397

Costs of issuance of
 preferred stock and
 common stock                     -      -          -       - (1,281,169)         -           -         -            -  (1,281,169)

Net loss 2000                     -      -          -       -          -          -           -         -   (2,479,620) (2,479,620)
                          --------- ------ ---------- ------- ----------  ---------  ----------  --------  -----------  -----------
BALANCE,
DECEMBER 1, 2000          6,101,787 $6,102 25,263,160 $25,263 $9,764,785  $       -  $        -  $(16,600) $(9,918,402) $ (138,852)
                          ========= ====== ========== ======= ==========  =========  ==========  ========  ===========  ===========

                See accompanying notes to financial statements.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                      1999
                                                        2000       (Combined)
                                                     -----------   -----------
 CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss                                           $(2,479,620)  $(1,770,490)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                        138,440       122,900
    Loss on asset disposal and writedown                 509,935             -
    Gain from writedown of capital lease liability       (21,653)            -
  Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable                                 (22,775)        1,735
     Inventories                                         (17,293)            -
     Prepaid expense                                           -        12,361
    Increase (decrease) in:
     Cash overdraft                                      (18,516)       52,153
     Accounts payable and accrued
     expenses                                            (41,807)      570,024
                                                     -----------   -----------
         Net Cash Used In Operating Activities        (1,953,289)   (1,011,317)
                                                     -----------   -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments on notes receivable                             6,474        11,899
  Purchase of investments                                (51,786)            -
  Purchase of property and equipment                  (2,904,071)     (639,827)
  Proceeds from sale of property and equipment            35,000             -
  Deposits                                                26,549      (265,224)
  Restricted cash                                           (396)         (726)
                                                     -----------   -----------
         Net Cash Used In Investing Activities        (2,888,230)     (893,878)
                                                     -----------   -----------

 CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from related parties                            1,254,402     1,134,906
  Repayment of notes payable                             (76,871)      (21,162)
  Proceeds from notes payable                            120,000             -
  Payment on capital lease obligations                   (62,232)      (32,178)
  Line of credit                                          45,370             -
  Proceeds from issuance of stock, net                 3,506,014       531,737
                                                     -----------   -----------
         Net Cash Provided By Financing Activities     4,786,683     1,613,303
                                                     -----------   -----------

NET DECREASE IN CASH                                     (54,836)     (291,892)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR             71,693       363,585
                                                     -----------   -----------

CASH AND CASH EQUIVALENTS - END OF YEAR              $    16,857   $    71,693
                                                     ===========   ===========


                See accompanying notes to financial statements.

                               HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                            STATEMENTS OF CASH FLOWS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                      1999
                                                        2000       (Combined)
                                                     -----------   -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                               $    34,603   $    35,115
                                                     ===========   ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Equipment acquired by capital lease                  $   248,763   $         -




                See accompanying notes to financial statements.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

       (A) Description of Business

       During the years ended December 31, 2000 and 1999, Holoworld, Inc. and its Affiliates (collectively, the "Company") operated theme-based restaurants in Pasadena, California and Denver Colorado through Holoworld III a Unit Investment Trust and Holoworld Cafe, respectively. During June 2000, the Company ceased operations at its Pasadena location and transferred the assets to its new Denver, Colorado store that opened in October 2000. The Company currently operates one store in Denver, Colorado. Holoworld III was formed on February 15, 1997 and is a California Investment Trust that operated a theme-based restaurant which was closed in June 2000. Holoz I is a California General Partnership created on June 15, 1996. Holoz II is a California Unit Investment Trust formed on November 1, 1996. Holoz I and Holoz II are the two general partners in Holoz Partners. Holoz Partners was formed on March 10, 1997 and is a California General Partnership that operated a theme-based restaurant which was closed in 1998. Holocor LLC was formed on September 15, 1997 and is a limited liability company which was originally created to fund a theme-based restaurant. Holoworld, Inc. is a Delaware corporation that was incorporated on January 30, 1997. Softnet Venture Capital, Inc., a Delaware corporation that was incorporated on May 3, 1996, a related company, was used to raise funds for the other affiliates. Under an acquisition and exchange agreement with its affiliated entities, Holoworld, Inc. exchanged shares of its common stock for all the issued and outstanding partnership and trust units of its affiliates (See Note 10(B)).

       (B) Principles of Combination

       The 1999 financial statements have been presented on a basis, which represents Holoworld, Inc. and its affiliates Holoz I Partnership, Holoz II Partnership, Holoz Partners, Holoworld III, Holocor, LLC. Significant intercompany balances and transactions have been eliminated in the combination.

       (C) Use of Estimates

       In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

       (D) Cash and Cash Equivalents

       For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Short-term investments consisting of certificates of deposit, which mature within twelve months and which do not meet the criteria of cash equivalents, are stated at cost plus accrued interest, which approximates market value.

       (E) Inventories

       Inventories consist of food products and items used in the store's prize counters. Inventories are stated at the lower of cost or market value, as determined using the first in, first out method.

       (F) Property and Equipment

       Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the assets of five to thirty-nine years.

       (G) Income Taxes

       The Parent Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No. 109"). The Company's affiliates are taxed as partnerships. Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those assets or liabilities are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. For the year ended 1999, the Company's affiliates were taxed as partnerships and were not subject to federal and state income taxes, as such, no provision has been made for those affiliates.

       (H) Advertising Expense

       In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and commercially advertising of the Company, are recorded as operating expenses as incurred. The Company recorded advertising expense of $69,892 and $24,295 for the years ended December 31, 2000 and December 31, 1999, respectively.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

       (I) Concentration of Credit Risk

       The Company maintains its cash in bank deposit accounts which, at times, may exceed Federally Insured Limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

       (J) Loss Per Share

       Net loss per common share for the year ended December 31, 2000 is based upon the weighted average common shares and dilutive common stock equivalents outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". For 1999, the Company retroactively applied the conversion of member units for the weighted average shares outstanding computation based on the units outstanding for those periods. As of December 31, 2000 the Company did not have any common stock equivalents.

       (K) Business Segments

       The Company applies Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

       (L) Fair Value of Financial Instruments

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

       The carrying amount of the Company's financial instruments, including accounts receivable, accounts payable, accrued liabilities, capital lease obligations and notes and loans payable, approximates fair value due to the relatively short period to maturity for these instruments.

       (M) Long-Lived Assets

       During 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" ("SFAS 121"), was issued. SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000


       reduced to fair value and an impairment loss is recognized. The Company recognized an impairment loss on property and equipment used in the Company's Pasadena and Burbank locations (See Note 3).

NOTE 2 ACCOUNTS RECEIVABLE

       The Company considers these amounts fully collectable; accordingly, no allowance for doubtful accounts is considered necessary.

NOTE 3 PROPERTY AND EQUIPMENT

       Property and equipment at December 31 consisted of the following:

                                                   2000          1999
                                                ---------     ----------
       Furniture and fixtures                   $   77,367    $  204,709
       Equipment                                   661,811       627,179
       Equipment under capital lease
       (See Note 7(B))                             412,345       153,257
       Kitchen equipment                                 -        16,772
       Construction in progress - restaurant             -       785,912
       Leasehold Improvements                    2,994,292         6,688
       Less accumulated depreciation              (220,688)     (338,848)
                                                ----------    ----------
                                                $3,925,127    $1,455,669
                                                ==========    ==========


       Depreciation expense for the years ended December 31, 2000 and 1999 was $138,440 and $122,900, respectively.

       During 2000, the Company received proceeds of $35,000 from the sale of property and equipment used in its Pasadena location. The Company recorded a loss on the sale of property and equipment net of proceeds of $284,987.

       The Company periodically reviews the recorded value of its long-lived assets to determine if future cash flows to be derived from these properties will be sufficient to recover the remaining recorded asset values. In accordance with SFAS 121, based upon a comprehensive review of the Company's long-lived assets the Company recorded a non-cash charge of $224,948 primarily related to the write-down of certain assets used in the Company's Pasadena and Burbank locations to net realizable value.

NOTE 4 LOANS RECEIVABLE - RELATED PARTIES

       The following schedule reflects loans receivable from related parties at December 31:

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000


                                                   2000          1999
                                                ----------    ----------
       Loan receivable from a company
         owned by a stockholder and
         officer, unsecured                     $   13,853    $   35,253

       Loan receivable from a stockholder
       and officer, unsecured                      151,956       137,030
                                                ----------    ----------
                                                $  165,809    $  172,283
                                                ==========    ==========

       The Company considers these loans fully collectable and no allowance for doubtful loans has been recorded.

NOTE 5 LOANS AND NOTES PAYABLE

       The following schedule reflects the loans and notes payable to non-related parties at December 31:

                                                   2000          1999
                                                ----------    ----------
       Note payable, 11.69% per annum,
        principal and interest due according
        to payment schedule with the last
        payment due March 15, 2000, unsecured   $        -    $   14,250

       Note payable, 15% per annum, $1,500
        monthly through February 2002,
        currently in default                        34,765        42,386

       Note payable, 6.25% per annum, principal
        and interest due November 25, 2000,
        unsecured, currently in default             40,000             -

       Loan payable, non-interest
       bearing, due on demand, unsecured            15,000             -

       Loan payable, non-interest
       bearing, due on demand, unsecured            10,000             -
                                                ----------    ----------
                                                    99,765        56,636
       Less current portion                         99,765        56,636
                                                ----------    ----------
       Notes payable, net of current portion    $        -    $        -
                                                ==========    ==========

NOTE 6 LINE OF CREDIT

       On May 23, 2000 the Company entered into a one-year line of credit with a bank for $50,000 at an annual interest rate of 8%. The line of credit is collateralized by a certificate of deposit with a fair value of $51,786 and the line of credit matures on May 23, 2001. As of December 31, 2000 the balance payable on the line of credit is $45,370.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

NOTE 7 LOANS PAYABLE - RELATED COMPANY

       The Company received loans from Alisocor, LLC, an entity managed by Holoworld, Inc. during the years ended December 31, 2000 and 1999. These loans aggregated $3,130,388 and $1,875,986 in 2000 and 1999, respectively. The Company also received management fee income from Alisocor, LLC in the amount of $120,000 for each of the years ended December 31, 2000 and 1999 (See Notes 8 and 13).

NOTE 8 RELATED PARTIES

       The Company has a management agreement with Alisocor, LLC to provide administrative services for a fee of $10,000 per month. Certain officers and directors of the Company are also members and directors of Alisocor (See Notes 7 and 13).

NOTE 9 COMMITMENTS AND CONTINGENCIES

       (A) Capital Leases

       The Company leases restaurant equipment, laser tag equipment, and office equipment under various non-cancelable capital lease agreements.

       Future minimum lease payments under the capital leases are as follows at December 31, 2000:

               2001                                     $ 176,043
               2002                                       114,164
               2003                                       102,389
               2004                                        94,861
               Thereafter                                  68,736
                                                        ---------
      Total future minimum lease payments                 556,193
              Less: interest                              299,566
                                                        ---------
      Present value of future minimum lease payments      256,627
              Less: current portion                        61,816
                                                        ---------
      Long-term obligation under capital lease          $ 194,811
                                                        =========

       (B) Operating Lease Agreement

       The Company leases corporate office space, restaurant space and office furniture under operating leases. The leases have remaining terms varying from year 2003 through 2016.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000


       Future minimum lease payments for the operating leases are as follows at December 31, 2000:

               2001                                    $  888,200
               2002                                     1,147,200
               2003                                     1,122,600
               2004                                     1,133,100
               Thereafter                               9,516,100

       Rent expense for the years ended December 31, 2000 and 1999 amounted to approximately $629,500 and $538,200, respectively.

       (C) Litigation, Claims and Assessments

           (i) Administrative Actions

           The Company is subject to administrative actions involving the sale of securities in twelve states. The states have issued cease and desist orders and requests for various documentation relating to the manner of the stock sales in each state. Furthermore, due to the actions alleged in several state inquiries, the holders of certain investor units have the right to rescind the sale of said units. As of the date of this report the Company has not determined the possible effect of any rescission and has not reserved any amounts in the financial statements.

           (ii) Other Significant Claims

           The Company is party to various lawsuits primarily from landlords, vendors and service providers. These lawsuits and/or judgements are reflected in accounts payable as of December 31, 2000 and 1999.

NOTE 10  STOCKHOLDERS' EQUITY

       (A) Common and Preferred Stock

       During 2000, the Company increased the number of stocks authorized to 10,000,000 shares of preferred stock, $.001 par value and 50,000,000 shares of common stock, $.001 par value. The preferred stock will have such rights and preferences as determined by the Board of Directors.

       (B) Exchange Agreement

       On March 15, 1999 (effective upon its completion in 2000), the Company executed an exchange agreement with the partners and members of Holoz I, Holoz II, Holoz Partners, Holoworld III and Holocor, LLC whereby they exchanged all their issued and outstanding units for shares of Holoworld, Inc. The Holoworld common stock was allocated to each unit holder based on an independent exchange valuation report.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

NOTE 11  INCOME TAXES EXPENSE

       The Company has the following current and deferred income tax expense at December 31, 2000:


                                                      2000          1999
                                                   ----------    ----------
       Current:
         Federal                                   $        -    $        -
         State                                              -             -

       Deferred:
         Federal                                            -             -
         State                                              -             -
                                                   ----------    ----------
                                                   $        -    $        -
                                                   ==========    ==========

       The actual tax expense differs from the "expected" tax expense for the years ended December 31, 2000 and 1999 (computed by applying the U.S. Federal Corporate tax rate of 34 percent to income loss before taxes), as follows:

                                                      2000          1999
                                                   ----------    ----------

       Computed "expected" tax expense (benefit)   $ (530,555)   $ (347,636)
       Effect of net operating loss carryforward      530,555       347,636
                                                   ----------    ----------
                                                   $        -    $        -
                                                   ==========    ==========

       The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2000 and 1999 are as follows:

                                                      2000          1999
                                                   -----------   ----------
       Deferred tax assets:
       Net operating loss carryforwards            $ 1,625,146   $ 1,094,591
                                                   -----------   -----------
         Total gross deferred tax assets             1,625,146     1,094,591
       Less valuation allowance                     (1,625,146)   (1,094,591)
                                                   -----------   -----------

       Net deferred tax asset                      $         -   $         -
                                                   ===========   ===========

       The Company has net operating loss carryforwards of approximately $4,779,800 for income tax purposes, available to offset future taxable income, expiring on various dates beginning in 2017 through 2020.

       The net change in the valuation allowance for the year ended December 31, 2000 was $530,555.

                                 HOLOWORLD, INC.
                    (FORMERLY HOLOWORLD, INC. AND AFFILIATES)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

NOTE 12  GOING CONCERN

       As reflected in the accompanying financial statements, the Company's recurring losses aggregating $9,918,402, working capital deficiency of $4,309,049, stockholders' deficiency of $138,852, and pending state administrative actions raise substantial doubt about its ability to continue as a going concern. The Company also has continuing losses during 2001. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

       The Company has continued to develop new locations with the intent to open additional restaurants and to increase the marketability of its products. The Company intends to merge with a public shell (See Note 13) to raise additional equity capital. Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 13  SUBSEQUENT EVENTS

       On October 19, 2000, the Company entered into an asset purchase agreement (the "Agreement") to have its assets and certain liabilities acquired by Holoworld Acquisition Corporation, a wholly owned subsidiary of Hart Industries, Inc. ("Hart"), a publicly traded company. The Agreement calls for Hart to exchange 5,000,000 shares or 90% of the common stock of Hart for the assets of Holoworld, Inc., certain liabilities of Holoworld, Inc. and the assets of Alisocor, LLC (See Notes 7 and 8). As a result, the Company gained control of Hart Industries and will continue to have control until such time as the Company and Alisocor are dissolved and the Hart shares are distributed to the individual entity owners of Holoworld and Alisocor. For accounting purposes, the asset acquisition was treated as an acquisition by the Company and as a recapitalization by Hart. The transaction closed on March 9, 2001. As of March 9, 2001 the 5,000,000 shares represented 78% of the issued and outstanding common stock of Hart.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of:
  Alisocor, LLC


We have audited the accompanying balance sheets of Alisocor, LLC (a development stage company) as of December 31, 2000 and 1999 and the related statements of operations, changes in members' equity and cash flows for the years ended December 31, 2000 and 1999, and for the period from June 15, 1998 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Alisocor, LLC as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and 1999, and for the period from June 15, 1998 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



WEINBERG & COMPANY, P.A.



Los Angeles, California
April 2, 2001

                                  ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                     ASSETS

                                                  2000           1999
                                               -----------   -----------
CURRENT ASSETS
  Cash                                         $     5,312   $    14,730
                                               -----------   -----------
     Total Current Assets                            5,312        14,730
                                               -----------   -----------

OTHER ASSETS
  Loan receivable - related company              3,130,388     1,875,985
                                               -----------   -----------
     Total Other Assets                          3,130,388     1,875,985
                                               -----------   -----------

TOTAL ASSETS                                   $ 3,135,700   $ 1,890,715
                                               ===========   ===========


                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES                            $         -   $         -
                                               -----------   -----------

MEMBERS' EQUITY
  Units of total equity authorized,
   667 units, 667 and 480 units issued and
   outstanding, in 2000 and 1999, respectively   3,463,410     2,268,285
  Accumulated deficit                             (281,210)     (160,445)
                                               -----------   -----------
                                                 3,182,200     2,107,840
Less subscriptions receivable                      (46,500)     (217,125)
                                               -----------   -----------
  Total Members' Equity                          3,135,700     1,890,715
                                               -----------   -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY          $ 3,135,700   $ 1,890,715
                                               ===========   ===========




                See accompanying notes to financial statements.

                                  ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                 June 15, 1998
                                  Year Ended      Year Ended    (Inception) to
                                 December 31,    December 31,    December 31,
                                     2000           1999             2000
                                 ------------    ------------    ------------

SALES                            $          -     $         -    $          -
                                 ------------     -----------    ------------

OPERATING EXPENSES                        765             445           1,210
                                 ------------     -----------    ------------

LOSS FROM OPERATIONS                     (765)           (445)         (1,210)
                                 ------------     -----------    ------------

OTHER EXPENSES
  Management fee expense             (120,000)       (120,000)       (280,000)
                                 ------------     -----------    ------------
       Total Other Expense           (120,000)       (120,000)       (280,000)
                                 ------------     -----------    ------------

NET LOSS                         $   (120,765)    $  (120,445)   $   (281,210)
                                 ============     ===========    ============



                See accompanying notes to financial statements.

                                  ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                  FOR THE PERIOD FROM JUNE 15, 1998 (INCEPTION)
                              TO DECEMBER 31, 2000



                                               Equity Units     Subscriptions Accumulated
                                              Units   Amount     Receivable     Deficit     Total
                                              ----- ----------  -----------   ----------   --------

Issuance of member units for cash, net          339 $  841,530   $       -     $       -  $  841,530

Net loss for the period from June 15, 1998
 (inception) to December 31, 1998                 -          -           -       (40,000)    (40,000)
                                                --- ----------   ----------    ---------  ----------

Balance, December 31, 1998                      339    841,530            -      (40,000)    801,530

Issuance of member units for cash, net          141  1,426,755    (217,125)            -   1,209,630

Net loss for the year ended December 31, 1999     -          -           -       120,445)   (120,445)
                                                --- ----------   ---------     ---------  ----------

Balance, December 31, 1999                      480  2,268,285    (217,125)     (160,445)  1,890,715

Proceeds from subscriptions receivable                             217,125                   217,125

Issuance of member units for cash, net          187  1,195,125     (46,500)            -   1,148,625

Net loss for the year ended December 31, 2000     -          -           -      (120,765)    120,765)
                                                --- ----------   ---------     ---------  ----------

BALANCE, DECEMBER 31, 2000                      667 $3,463,410   $ (46,500)    $(281,210) $3,135,700
                                              ===== ==========   =========     =========  ==========


                See accompanying notes to financial statements.

                                  ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS




                                                                     June 15, 1998
                                                                     (Inception) to
                                                  December 31         December 31,
                                               2000         1999          2000
                                            -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $  (120,765) $  (120,445) $  (281,210)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
  Increase (decrease) in:
    Cash overdraft                                    -      (19,550)           -
                                            -----------  -----------  -----------
  Net cash used in operating activities        (120,765)    (139,995)    (281,210)
                                            -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:                 -            -            -
                                            -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of units of
      equity, net                             1,365,750    1,289,630    3,416,910
    Loan receivable - related company        (1,254,403)  (1,134,905)  (3,130,388)
                                            -----------  -----------  -----------
  Net cash provided by financing activities     111,347      154,725      286,522
                                            -----------  -----------  -----------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                               (9,418)      14,730        5,312

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD                            14,730            -            -
                                            -----------  -----------  -----------
CASH AND CASH EQUIVALENTS -
  END OF PERIOD                             $     5,312  $    14,730  $     5,312
                                            ===========  ===========  ===========


                See accompanying notes to financial statements.

                                  ALISOCOR, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2000 AND 1999


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A) Organization and Business Operations

         Alisocor, LLC ("the Company") was incorporated in California on June 15, 1998. The Company was formed to operate a theme based restaurant and entertainment center (See Note 4).

         (B) Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (C) Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         (D) Income Taxes

         The financial statements include only those assets, liabilities, and results of operations of members which relate to the business of the Company. The Company is taxed as a partnership and is not subject to income tax. No provision has been made for Federal and State income taxes as this is the personal responsibility of the members.

         (E) Concentration of Credit Risk

         The Company maintains its cash in bank deposit accounts which, at times, may exceed Federally Insured Limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         (F) Business Segments

         The Company applies Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information." The Company operates in one segment and therefore segment information is not presented.

         (G) Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's subscriptions receivable and loans receivable-related company approximates fair value due to the relatively short period to maturity for these instruments.

NOTE 2   LOAN RECEIVABLE - RELATED COMPANY

         The Company has advanced non-interest bearing funds to various entities managed by Holoworld, Inc., a related entity, during the years ended December 31, 2000 and 1999.

NOTE 3   RELATED PARTIES

         The Company has a management agreement with Holoworld, Inc. to provide administrative services for a fee of $10,000 per month. Certain officers and directors of the Company are also officers and directors of Holoworld, Inc. (See Notes 2 and 4(A)).

NOTE 4   COMMITMENTS AND CONTINGENCIES

         (A) Management Agreement

         The Company entered into a management agreement with Holoworld, Inc. ("Management Company"). The agreement calls for Holoworld, Inc. to serve as manager of the Company for a term of one year commencing upon organization of the Company and automatically renewing for successive one year periods unless terminated by the Company. The agreement calls for Holoworld, Inc. to receive a management fee of $10,000 per month. The Company paid management fees to Holoworld, Inc. in the amount of $120,000 for each of the years ended December 31, 2000 and 1999.

         (B) Litigation, Claims and Assessments

         The Company and its Management Company are subject to administrative actions involving the sale of securities in twelve states. The states have issued cease and desist orders and requests for various documentation relating to the manner of stock sales in each state. Furthermore, due to the actions alleged in several state inquiries, the holders of certain investor units have the right to rescind the sale of said units. As of the date of this report the Company has not determined the possible effect of any rescission and has not reserved any amounts in the financial statements.

NOTE 5   SUBSEQUENT EVENTS

         (A) Asset Purchase Agreement

         On October 19, 2000, the Company entered into an asset purchase agreement (the "Agreement") to have its assets acquired by Holoworld Acquisition Corporation, a wholly owned subsidiary of Hart Industries, Inc ("Hart"), a publicly traded company. The Agreement calls for Hart to exchange 5,000,000 shares or 90% of the common stock of Hart for the assets of Holoworld, Inc., certain liabilities of Holoworld, Inc., and the assets of Alisocor, LLC (See Note 4(A)). As a result, Holoworld gained control of Hart Industries and will continue to have control until such time as the Company and Holoworld are dissolved and the Hart shares are distributed to the individual entity owners of Alisocor and Holoworld. For accounting purposes, the asset acquisition was treated as an acquisition by the Company and as a recapitalization by Hart. The transaction closed on March 9, 2001. As of March 9, 2001, the 5,000,000 shares represented 78% of the issued and outstanding common stock of Hart.

         (B) Increase in Membership Units

         During 2001, the Company increased the number of authorized equity units to 667 units from 574 units. The financial statements have been retroactively restated to reflect the increase in units.